Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Financial Trust of our report dated January 14, 2025, relating to the financial statements and financial highlights, which appear in Fidelity Equity Dividend Income Fund’s Annual Reports on Form N-CSR for the year ended November 30, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 10, 2025